THIRD AMENDED AND RESTATED
                  CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
                              1992 STOCK INCENTIVE PLAN


               Section 1. Purpose. The purpose of the Campo Electronics, Appliances and Computers, Inc. 1992 Stock Incentive Plan (the "Plan") is to increase shareholder value and to advance the interests of Campo Electronics, Appliances and Computers, Inc. ("Campo") and its subsidiaries (collectively, the "Company") by granting stock options and restricted stock (the "Incentives") to key employees of the Company in order to attract, retain and motivate these employees. The Board of Directors of Campo hereby approves and adopts the Plan, subject to approval of the shareholders of Campo.

               Section 2.  Administration.

                    Section 2.1 Composition. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of Campo. The Committee shall consist of not fewer than two members of the Board of Directors, all of whom shall, to the extent required, qualify to administer the Plan under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") as currently in effect or any successor rule.

                    Section 2.2 Authority. The Committee shall have plenary authority to award Incentives under the Plan, to set the terms of such Incentives, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants.

               Section 3. Eligible Participants. Key employees of the Company (including officers and directors, but excluding directors who are not also full-time employees of the Company) who, in the opinion of the Committee have significant responsibility for the continued growth, development and financial success of the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories as the Committee deems appropriate.

               Section 4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options or non-qualified stock options, (b) shares of restricted stock and (c) stock awards.

               Section 5.   Shares Subject to the Plan.

                    Section 5.1 Number of Shares. Subject to adjustment as provided in Section 9.5, a total of 850,000 shares of Campo common stock, $.10 par value per share (the "Common Stock"), may be issued under the Plan. Incentives with respect to no more than 200,000 shares of Common Stock may be granted under the Plan to a single participant in any calendar year.

                    Section 5.2 Calculation of Shares Available for Issuance and Cancellation of Options. If a stock option granted hereunder expires or is terminated or cancelled as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options or as restricted stock. If shares of Common Stock are issued as restricted stock and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock or pursuant to a stock option, if such issuance does not result in a violation of Rule 16b-3 under the Exchange Act or any successor rule. Shares of Common Stock otherwise issuable under the Plan and used for the payment of withholding taxes shall again be available for issuance under the Plan. Shares of Common Stock delivered to pay the exercise price of stock options shall be added to the number of shares available for issuance through the Plan. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to grant new stock options to the same participant at a lower price than the options to be cancelled.

                    Section 5.3 Type of Common Stock. Common Stock issued under the Plan in connection with Incentives may be authorized and unissued shares or issued shares held as treasury shares.

                    Section 5.4 Reinvestment of Dividends. Shares of Common Stock that are delivered to a participant in the Plan as a result of the reinvestment of dividends in conjunction with restricted stock shall be applied against the maximum number of shares provided in Section 5.1.

               Section 6. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Stock options granted under this Plan may be incentive stock options or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under the Plan shall be subject to the following terms and conditions:

                    Section 6.1 Price. The option price per share shall be determined by the Committee, subject to adjustment under
               Section 9.5; provided that in no event shall the option price be less than the Fair Market Value (as defined in Section 9.11) of a share of Common Stock on the date of grant.

                    Section 6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 9.5.

                    Section 6.3 Duration and Time for Exercise. The term of each option shall be determined by the Committee. Each option shall become exercisable at such time or times during its term as shall be determined by the Committee and as provided in Section 9.10; provided, however, that unless otherwise provided in the stock option agreement and unless the options are incentive stock options, with respect to which other restrictions apply, all stock options shall expire (a) 12 months from the date of termination of employment as the result of death or disability, (b) six months and one day after termination of employment as a result of retirement and (c) immediately if employment terminates for any other reason, including resignation and termination by the Company. The Committee may in its discretion extend the term of options which would otherwise expire as a result of resignation or termination by the Company. The Committee may also impose such terms and conditions to the exercise of each option as it deems advisable and may accelerate the exercisability of any outstanding option at any time in its sole discretion.

                    Section 6.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (a) the Fair Market Value of the Common Stock subject to the option on the date of purchase exceeds (b) the option price.

                    Section 6.5 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) by cash, uncertified or certified check or bank draft, (b) if the Committee permits, by delivery of shares of Common Stock held by the optionee for at least six months in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised, (c) by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price or (d) in such other manner as may be authorized from time to time by the Committee. Shares of Common Stock delivered in payment of the exercise price that were acquired upon the exercise of a stock option are deemed to have been held from the date of grant of the stock option. In the case of delivery of an uncertified check or bank draft upon exercise of a stock option, no shares shall be issued until the check or draft has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

                    Section 6.6 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"):

                         (a) Any incentive stock option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options;

                         (b) All incentive stock options must be granted within ten years from the date on which this Plan was adopted by the Board of Directors;

                         (c) Unless sooner exercised, all incentive stock options shall expire no later than ten years after the date of grant;

                         (d) No incentive stock option shall  be granted to
                    any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation; and

                         (e) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

                    Section 6.7 Non-Transferability of Options. No stock option granted hereunder may be transferred, pledged, assigned or otherwise encumbered by the holder thereof except:

                    (a)  by will;

                    (b) by the laws of descent and distribution; or

                    (c) in the case of non-qualified stock options only, pursuant to a domestic relations order, as defined in the Code, to family members, to a family partnership, to a family limited liability company, to a trust for the benefit of family members or to charitable institutions, if permitted by the Committee and so provided in the option agreement or an amendment thereto.

               Any attempted assignment, transfer, pledge, hypothecation or other disposition of a stock option or levy of attachment or similar process upon a stock option not specifically permitted herein, shall be null and void and without effect.

               Section 7.   Restricted Stock

                    Section 7.1 Grant of Restricted Stock. The Committee may award shares of restricted stock to such key employees as the Committee determines to be eligible pursuant to the terms of Section 3. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and on such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.

                    Section 7.2 Award and Delivery of Restricted Stock. At the time an award of restricted stock is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such an award. Each award of restricted stock may have a different Restricted Period. The Committee may, in its sole discretion, prescribe conditions for the lapse of restrictions upon death, disability, retirement or other termination of employment or for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the shares of restricted stock. The Committee shall have the power to accelerate the expiration of the Restricted Period with respect to all or any part of the shares awarded to a participant and the expiration of the Restricted Period shall automatically occur under the conditions described in
               Section 9.10 hereof.

                    Section 7.3 Escrow. In order to enforce the restrictions imposed by the Committee pursuant to this
               Section 7, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

                    The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Campo Electronics, Appliances and Computers, Inc. Amended and Restated 1992 Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and Campo Electronics, Appliances and Computers, Inc. Copies of the Plan and the agreement are on file at the principal office of the Company.

                    Section 7.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, determine.

                    Section 7.5  Forfeiture.  Upon  the  forfeiture  of any
               restricted stock (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends in accordance with such rules as the Committee may establish pursuant to Section 7.4), such forfeited shares shall be surrendered. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions with respect to any additional shares received pursuant to Section 9.5 due to a recapitalization, merger or other change in capitalization.

                    Section 7.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section
               7.2 and in the restricted stock agreement, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

                    Section 7.7 Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed by the Committee, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Unless otherwise restricted by the Committee, dividends paid in cash or property, other than Common Stock with respect to shares of restricted stock, shall be paid to the participant currently.

               Section 8. Stock Awards. A stock award consists of the transfer by the Company to a participant of shares of Common
          Stock, without other payment therefor, in lieu of salary or bonus, including a bonus to be paid in connection with a person accepting employment with the Company. The number of shares to be transferred by the Company to a participant pursuant to a stock award shall be determined by the Committee. To the extent a stock award is intended to qualify as performance based compensation under Section 162(m) it must meet the additional requirements imposed thereby.

               Section 9.   General.

                    Section 9.1 Duration. The Plan shall remain in effect until all stock options granted under the Plan have either been satisfied by the issuance of shares of Common Stock or been terminated under the terms of the Plan and all restrictions imposed on shares of restricted stock in connection with their issuance under the Plan have lapsed.

                    Section 9.2 Effect of Termination of Employment or Death. If a participant ceases to be an employee of the Company for any reason, including death, any stock options may be exercised or shall expire as provided in Section 6.3 hereof and shares of restricted stock shall be forfeited or restrictions thereon shall lapse at such times as may be determined by the Committee.

                    Section 9.3 Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company.

                    Section 9.4 Effective Date. The Plan shall become effective upon the later of (a) the date of approval of the Plan by Campo's shareholders or (b) the closing of the sale of Common Stock to the underwriters of a public offering of the Common Stock registered under the Securities Act of 1933.

                    Section 9.5 Adjustment. In the event of any reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including outstanding shares of restricted stock and options shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the exercise price of any option, the performance objectives of any Incentive, and the number of shares of Common Stock issuable pursuant to any stock option shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

                    Section 9.6 Incentive Agreements. The terms of each Incentive shall be stated in an agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as incentive stock options or as non-qualified stock options with respect to all or part of such options and any other previously issued options. Notwithstanding anything to the contrary contained in the Plan, the Company is under no obligation to grant an Incentive to a participant or continue an Incentive in force unless the participant executes all appropriate agreements with respect to such Incentives in such form as the Committee may determine from time to time.

                    Section 9.7   Withholding. The  Company  shall have the
               right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the issuance of shares of Common Stock upon exercise of an option or upon the lapse of restrictions on shares of restricted stock, the participant may, subject to the Committee's right of disapproval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

                    Each Election must be made prior to  the Tax Date.
               The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.

                    Section 9.8 No Continued Employment. No participant in the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

                    Section 9.9 Amendment of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment or discontinuance shall change or impair, without the consent of the recipient, an Incentive previously granted and; further provided that if any such amendment requires shareholder approval to meet the requirements of Rule 16b-3 under the Exchange Act or any successor rule such amendment shall be subject to the approval of the shareholders of Campo.

                    Section 9.10 Immediate Acceleration of Incentives. Notwithstanding any provision in this Plan or in any Incentive Agreement to the contrary, the Committee, in its sole discretion shall have the power to cause at any time
               (a) the restrictions on all shares of restricted stock awarded to lapse immediately and (b) all outstanding options to become exercisable immediately.

                    Section 9.11 Definition of Fair Market Value. "Fair Market Value" of the Common Stock on any date shall be deemed to be the final closing sale price per share of Common Stock on the trading day immediately prior to such date. If the Common Stock is listed upon an established stock exchange or exchanges or any automated quotation system that provides sale quotations, such Fair Market Value shall be deemed to be the closing price of the Common Stock on such exchange or quotation system, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of such stock. If the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, such Fair Market Value shall be the mean between the quoted bid and asked price on the day the option is granted, and if bid and asked quotations are not available on such day, on the latest preceding day on which such prices were available. If the Common Stock is not actively traded, or quoted, such Fair Market Value shall be established by the Committee based upon a good faith effort to value the Common Stock.

                    Section 9.12 Compliance with Section 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee is deemed not to comply with any applicable condition of Rule 16b-3, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                    Section 9.13 Tax Benefits Rights. The Committee may grant a tax benefit right ("TBR") to a participant in the Plan on such terms as the Committee in its discretion shall determine. A TBR may be granted only with respect to an Incentive granted under the Plan and may be granted concurrently with or after the grant of the Incentive. A TBR shall entitle a participant to receive from the Company an amount in cash not to exceed the product of the ordinary income, if any, which the participant may realize as the result of the exercise of an option or the grant or vesting of restricted stock (including any income realized as a result of the related TBR) multiplied by the then applicable highest stated federal and state income tax rate for individuals. The Committee shall determine all terms and provisions of the TBR granted hereunder.

                    Section 9.14  Change of Control.   (a)  Notwithstanding
               anything to the contrary in the Plan or any related Incentive Agreement, if

                         (1) Campo shall not be the surviving entity in any
                    merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of Campo),

                         (2) Campo sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of Campo),

                         (3) Campo is to be dissolved or liquidated,

                         (4) any person  or  entity, including a "group" as
                    contemplated by Section 13(d)(3) of the Exchange Act, other than an employee benefit plan of the Company or a related trust, acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the outstanding shares of the Common Stock, or

                         (5) as a result of or in connection with a contested election of directors, the persons who were directors of Campo before such election shall cease to constitute a majority of the Board of Directors of Campo (each such event is referred to herein as a "Corporate Change"), then upon the approval by the Board of Directors of Campo of any Corporate Change of the type described in clause (1),
               (2) or (3), or upon a Corporate  Change  described in clause
               (4) or (5), all outstanding options shall automatically become fully exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company, without the necessity of any action by any person.

                    (b) In addition, no later than

                         (i) 30 days after the  approval  by  the  Board of
                    Directors of Campo of any Corporate Change of the type described in clauses (1), (2) or (3) of Section 9.14(a) or

                         (ii) 30 days after a Corporate Change of the type described in clause (4) or (5) of Section 9.14(a),

               the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or committee members), may act to effect one or more of the following alternatives, which may vary among individual participants and which may vary among Incentives held by any individual participant:

                         (1) require that all outstanding options be exercised on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised options and all rights of participants thereunder shall terminate,

                         (2) provide for mandatory  conversion  of  some or
                    all of the outstanding options held by some or all participants as of a date, before or after such Corporate Change, specified by the Committee, in which event such options shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, as defined and calculated below, over the exercise price(s) of such options, or, in lieu of such cash payment, the issuance of Common Stock having a Fair Market Value equal to such excess,

                         (3) make such equitable adjustments to  Incentives
                    then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Incentives then outstanding), or

                         (4) provide that thereafter upon any  exercise  of
                    an option theretofore granted the participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the merger, consolidation, asset sale, dissolution or other Corporate Change of the type described in clause (1), (2) or (3) above, if, immediately prior to such Corporate Change, the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

                    (c) For the purposes of clause (2) of Section 9.14(b) the "Change of Control Value" shall equal the amount
               determined   by   whichever   of   the  following  items  is
               applicable:

                         (1) the per share price offered to shareholders of
                    the Company in any such merger, consolidation or other reorganization, determined as of the date of the definitive agreement providing for such transaction,

                         (2) the price per share offered to shareholders of
                    the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or

                         (3) in all other events, the Fair Market Value per
                    share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options.

                    (d) In the event that the consideration offered to shareholders of the Company in any transaction described herein consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

                                                  Adopted  by the Board  of
                                                  Directors  on  August  8,
                                                  1997

                                                  Amendments       effected
                                                  hereby - not approved  by
                                                  the shareholders.